EXHIBIT 23.2



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of International Nursing Services, Inc. on Form S-3 of our report dated March 27, 1996, included in the Annual Report on Form 10-KSB of International Nursing Services, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



                          /s/ Ehrhardt Keefe Steiner & Hottman PC


October 10, 1996
Denver, Colorado